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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Regisgration Statement on Form S-3 of our report dated January 10, 1996, except as to note 9, which is as of February 13, 1996, which appears on page 54 of the First Empire State Corporation Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
Buffalo, New York
January 16, 1997